                                                                     EXHIBIT 4.1

                       THIRD AMENDMENT TO CREDIT AGREEMENT


         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated and effective as of August 19, 2003, is made by and among ARCH COAL, INC., a Delaware corporation (the "Borrower"), the LENDERS (as hereinafter defined), JPMORGAN CHASE BANK, in its capacity as syndication agent, CITIBANK, N.A., CREDIT LYONNAIS NEW YORK BRANCH and U.S. BANK NATIONAL ASSOCIATION, each in its capacity as a documentation agent, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, JPMorgan Chase Bank (successor in such capacity to Morgan Guaranty Trust Company of New York), as syndication agent, Wachovia Corporation (successor in such capacity to First Union National Bank), as documentation agent, PNC Bank, National Association, as administrative agent, and certain lenders are parties to that Credit Agreement dated as of June 1, 1998, as amended as of January 21, 2000, as amended and restated as of April 18, 2002, and as further amended as of January 27, 2003 and June 25, 2003 (the "Original Credit Agreement");

         WHEREAS, the Borrower proposes to consummate certain transactions, otherwise referred to as the Vulcan Acquisition (as hereinafter defined), as contemplated by and subject to the terms and conditions of the Vulcan Merger Agreement (as hereinafter defined); and

         WHEREAS, subject to the terms and conditions hereinafter provided and effective upon the consummation of the Vulcan Acquisition, the parties desire to amend and restate the Original Credit Agreement as hereinafter provided.

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

         1. Recitals.

         The foregoing recitals are true and correct and incorporated herein by reference.

         2. Definitions.

         The following words and terms shall have the following meanings, respectively:

                  Amended and Restated Credit Agreement shall mean that certain Amended and Restated Credit Agreement attached hereto as Exhibit A.

                  Vulcan Acquisition shall mean the transactions contemplated by the Vulcan Merger Agreement.

                  Vulcan Merger Agreement shall mean that certain Merger and Purchase Agreement among Borrower, Triton Acquisition LLC, a Delaware limited liability company, New Vulcan Holdings, L.L.C., a Delaware limited liability company and Vulcan Coal Holdings, L.L.C., a Delaware limited liability company, dated as of May 29, 2003, together with all schedules and exhibits thereto.

                  All other capitalized terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Original Credit Agreement.

         3. Amendment and Restatement of Original Credit Agreement.

         The Amended and Restated Credit Agreement shall become effective and shall automatically amend and restate the Original Credit Agreement, without further action, upon the date of the satisfaction of all conditions set forth in
Section 6.1 of the Amended and Restated Credit Agreement, which conditions (including all definitions and sections of the Amended and Restated Credit Agreement that are referred to in such Section 6.1) are expressly incorporated herein by reference and made a part hereof (collectively, the "Restatement Closing Conditions").

         It is expressly agreed that any amendment to any of the Restatement Closing Conditions or any waiver of any of the Restatement Closing Conditions shall require the prior written approval of the Required Banks and of the Borrower, which approval shall be binding on all of the Banks.

         4. Amendment to Original Credit Agreement.

         Clauses (v) and (vi) of Section 7.2.4 [Disposition of Assets or Subsidiaries] of the Original Credit Agreement are hereby amended and restated in their entirety to read as follows:

                  "(v) any sale, transfer or lease (including any lease transaction under Section 7.2.9 [Off-Balance Sheet Financing and Capital Leases]) of assets, other than those specifically excepted pursuant to clauses (i) through (iv) above or clauses
                  (vi), (vii), (viii), (ix) or (x) below, provided that any disposition of assets by Borrower after the consummation of the MLP Transaction to the master limited partnership or similar entity formed in connection with the MLP Transaction shall be subject to and governed by solely this clause (v), provided further that with respect to any sale, transfer or lease pursuant to this Section 7.2.4(v): (a) at the time of any such disposition, no Event of Default shall exist or shall result from such disposition, (b) the Borrower and its Subsidiaries shall be in compliance with the covenants contained in Sections 7.2.10 [Maximum Leverage Ratio], 7.2.11 [Minimum Fixed Charge Coverage Ratio], and 7.2.12 [Minimum Net Worth] determined on a pro forma basis after giving effect to each such sale, transfer or lease of assets, and (c) the aggregate net book

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

                  value, as determined in accordance with GAAP, of all assets so sold, transferred, or leased by the Borrower and its Subsidiaries shall not exceed in any calendar year $40,000,000;

                  (vi) subject to the first proviso of clause (v) above, any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (v) above or clauses (vii), (viii), (ix) or (x), below, so long as
                  (y) in the case of any such permitted transaction by any member of the Arch Coal Group, a permanent reduction of the Revolving Credit Commitments with respect to the Net Cash Proceeds thereof is made in accordance with the provisions of
                  Section 4.4.5, and (z) in the case of any such permitted transaction by any member of the Arch Western Group, the mandatory payments and/or redemptions of the Indebtedness of Arch Western or the applicable Subsidiary of Arch Western are made in accordance with Section 4.09 of the AWR Senior Notes Indenture or the mandatory redemptions of other Permitted Additional AWR Indebtedness are made in accordance with the indenture or agreement to which such Permitted Additional AWR Indebtedness is subject;"

         5. Conditions of Effectiveness of this Amendment.

         The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:

         (a) Fees and Expenses. The Borrower shall pay or cause to be paid, on the Third Amendment Effective Date (as hereinafter defined) all fees and expenses set forth in that certain agreement among the Borrower, the Administrative Agent and PNC Capital Markets, Inc., regarding fees payable in connection with this Amendment, including, without limitation: (i) to the Administrative Agent for itself the reasonable costs and expenses of the Administrative Agent including, without limitation, reasonable fees of the Administrative Agent's counsel in connection with this Amendment, and (ii) to the Administrative Agent for the benefit of each Lender approving this Amendment on or prior to the Third Amendment Effective Date, a fee equal to 18.75 basis points of each such Lender's Revolving Credit Commitment as of the Third Amendment Effective Date.

         (b) No Default. Confirmation of Representations and Warranties, etc. As of the Third Amendment Effective Date after giving effect to this Amendment, no Event of Default or Potential Default shall have occurred. The Borrower by executing this Amendment hereby certifies and confirms that as of the date hereof and after giving effect to this Amendment: (a) the execution, delivery and performance of this Amendment and any and all other documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the Borrower's articles of incorporation or bylaws, (b) no Event of Default or Potential Event of Default has occurred or would result from the execution, delivery and performance of this Amendment, (c) the representations and warranties of the Loan Parties contained in the Original Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as though made by the Loan Parties on such date (except representations and warranties that relate solely to an earlier date or time), and (d) the Original Credit Agreement (as amended by this Amendment) and all other Loan Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof.

         (c) Confirmation of Loan Documents. Each Loan Party (other than the Borrower) shall have duly executed and delivered to the Administrative Agent the Confirmation of Loan Documents in the form attached hereto as Exhibit B.

         (d) Organization, Authorization and Incumbency. There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate, dated as of the date hereof and signed by the Secretary or an Assistant Secretary of each Loan Party, certifying as appropriate as to:

                  (i) all action taken by such Loan Party in connection with this Amendment and the other Loan Documents;

                  (ii) the names of the officer or officers authorized to sign this Amendment and the other documents executed and delivered in connection herewith and described in this Section 5 and the true signatures of such officer or officers and specifying the officers authorized to act on behalf of each Loan Party for purposes of the Loan Documents and the true signatures of such officers, on which the Agents and each Lender may conclusively rely; and

                  (iii) copies of its organizational documents, including its certificate of incorporation and bylaws if it is a corporation, its certificate of partnership and partnership agreement if it is a partnership, and its certificate of organization and limited liability company operating agreement if it is a limited liability company, in each case as in effect on the date hereof, certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each of the Loan Parties in each state where organized or qualified to do business; provided that each of the Loan Parties other than Borrower may, in lieu of delivering copies of the foregoing organizational documents and good standing certificates, certify that the organizational documents and good standing certificates previously delivered by the Loan Parties to the Administrative Agent remain in full force and effect and have not been modified, amended or rescinded.

         (e) Consents and Approvals. To the extent any consent, approval, order, or authorization or registration, declaration, or filing with any governmental authority or other person or legal entity is required in connection with the valid execution and delivery of this Amendment or the carrying out or performance of any of the transactions required or contemplated by this Amendment, all such consents, approvals, orders or authorizations shall have been obtained or all such registrations, declarations, or filings shall have been accomplished prior to the consummation of this Amendment.

         (f) Litigation. Except as disclosed in the schedules to the Original Credit Agreement, on the date hereof no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Amendment or any other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Amendment or any of the other Loan Documents.

         (g) Legal Details; Counterparts. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Administrative Agent, the Administrative Agent shall have received from the Borrower and the Lenders an executed original of this Amendment and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent.

This Amendment shall be dated as of and shall become effective on the date that (such date being hereinafter referred to as the "Third Amendment Effective Date"): (i) it has been duly executed by the Borrower, the Administrative Agent and the Required Banks, and (ii) each of the conditions set forth in this
Section 5 has been satisfied.

         6. Force and Effect.

         No novation is intended or shall occur by or as a result of this Amendment. The Borrower reconfirms, restates, and ratifies the Original Credit Agreement (as amended by this Amendment), each of the other Loan Documents and all other documents executed in connection therewith, and the Borrower confirms that all such documents have remained in full force and effect since the date of their execution. This Amendment is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the liens, security interests, indebtedness, loans, liabilities, expenses, or obligations under the Original Credit Agreement or the other Loan Documents. The Borrower and the Administrative Agent and each of the Lenders acknowledges and agrees that the Collateral has continued to secure the indebtedness, loans, liabilities, expenses, and obligations under the Original Credit Agreement since the date of execution of each applicable Loan Document, and all liens and security interests in the Collateral which were granted pursuant to any of the Loan Documents shall remain in full force and effect from and after the date hereof.

         7. Opinions of Counsel.

         On or before August 19, 2003, there shall be delivered to the Administrative Agent for the benefit of each Lender the opinion of legal counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and its counsel as to the matters set forth on Exhibit C to this Amendment and as to such other matters incident to such transactions as the Administrative Agent may reasonably request.

         8. Governing Law.

         This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

         9. Counterparts.

         This Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                         [SIGNATURES BEGIN ON NEXT PAGE]

                      [SIGNATURE PAGE TO THIRD AMENDMENT TO
                        ARCH COAL, INC. CREDIT AGREEMENT]


         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.


ATTEST:                                ARCH COAL, INC.



                                       By:                                [Seal]
---------------------------------         --------------------------------
Janet L. Horgan                        Name:  Robert J. Messey
Assistant Secretary                    Title: Senior Vice President and Chief
                                              Financial Officer

                      [SIGNATURE PAGE TO THIRD AMENDMENT TO
                        ARCH COAL, INC. CREDIT AGREEMENT]


                                       PNC BANK, NATIONAL ASSOCIATION,
                                       individually and as Administrative Agent


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                      [SIGNATURE PAGE TO THIRD AMENDMENT TO
                        ARCH COAL, INC. CREDIT AGREEMENT]


                                       JPMORGAN CHASE BANK, individually and as Syndication Agent


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                      [SIGNATURE PAGE TO THIRD AMENDMENT TO
                        ARCH COAL, INC. CREDIT AGREEMENT]


                                       CITIBANK, N.A., individually and as
                                       Documentation Agent


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                      [SIGNATURE PAGE TO THIRD AMENDMENT TO
                        ARCH COAL, INC. CREDIT AGREEMENT]


                                       CREDIT LYONNAIS NEW YORK BRANCH,
                                       individually and as Documentation Agent


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                      [SIGNATURE PAGE TO THIRD AMENDMENT TO
                        ARCH COAL, INC. CREDIT AGREEMENT]


                                       U.S. BANK NATIONAL ASSOCIATION,
                                       individually and as Documentation Agent


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                      [SIGNATURE PAGE TO THIRD AMENDMENT TO
                        ARCH COAL, INC. CREDIT AGREEMENT]


                                       BANK LEUMI USA


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                      [SIGNATURE PAGE TO THIRD AMENDMENT TO
                        ARCH COAL, INC. CREDIT AGREEMENT]


                                       BNP PARIBAS


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                      [SIGNATURE PAGE TO THIRD AMENDMENT TO
                        ARCH COAL, INC. CREDIT AGREEMENT]


                                       CREDIT INDUSTRIEL ET COMMERCIAL


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                      [SIGNATURE PAGE TO THIRD AMENDMENT TO
                        ARCH COAL, INC. CREDIT AGREEMENT]


                                       FLEET NATIONAL BANK


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                      [SIGNATURE PAGE TO THIRD AMENDMENT TO
                        ARCH COAL, INC. CREDIT AGREEMENT]


                                       MIZUHO CORPORATE BANK, LIMITED


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                      [SIGNATURE PAGE TO THIRD AMENDMENT TO
                        ARCH COAL, INC. CREDIT AGREEMENT]


                                       THE BANK OF NEW YORK


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                      [SIGNATURE PAGE TO THIRD AMENDMENT TO
                        ARCH COAL, INC. CREDIT AGREEMENT]


                                       WACHOVIA BANK, NATIONAL ASSOCIATION


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------